UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.     )
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Filed by a Party other than the Registrant ☐
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☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☑	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

LESCO INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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FOR IMMEDIATE RELEASE

Contact:
Michael Weisbarth
Chief Financial Officer and Treasurer
LESCO, Inc.
(216) 706-9250
ISS RECOMMENDS LESCO SHAREHOLDERS VOTE “FOR” MERGER
CLEVELAND, Ohio — April 27, 2007 — LESCO, Inc. (NASDAQ: LSCO), a leading provider of products for the professional green and pest control industries, today announced that Institutional Shareholder Services Inc. (ISS) has recommended that LESCO shareholders vote to approve the merger of LESCO with a subsidiary of Deere & Company. ISS is the leading independent U.S. proxy advisory firm and its voting analyses and recommendations are relied upon by hundreds of major institutional investment funds, mutual funds and fiduciaries throughout the country.
In recommending that shareholders vote to approve the merger, ISS stated that: “[B]ased on our review of the proposed transaction, particularly the 39 percent 1-day premium, the implementation risk inherent in executing the management’s plan, and the downside risk if the transaction is voted down, we recommend shareholders vote FOR the proposed merger.”*

*	Permission to use quotations from the ISS report was neither sought nor obtained.
LESCO has scheduled a special meeting of its shareholders on May 3, 2007 to vote on the merger. LESCO shareholders of record as of March 14, 2007 are eligible to vote at the meeting or by proxy.
Shareholders who have questions about the proposed merger or need assistance in submitting their proxy or voting their shares should contact LESCO’s proxy solicitor, Innisfree M&A Incorporated, 501 Madison Avenue, New York, New York 10022, telephone (888) 750-5834 (Toll-free).
About LESCO, Inc.
LESCO is a leading provider of products for the professional green and pest control industries. LESCO serves customers worldwide, through 332 LESCO Service Center locations, 114 LESCO Stores-on-Wheels vehicles, and other direct sales efforts. Additional information about LESCO can be found on the Internet at www.lesco.com.
Forward-Looking Statements
This press release contains “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. All statements other than statements of historical facts included in this press release are forward-looking statements and can be identified by the use of terminology such as: believe, hope, may, anticipate, should, intend, plan, will, expect, estimate, continue, project, positioned, strategy and similar expressions. All forward-looking statements speak only as of the date of this press release. Such forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause the actual results, performance, achievements or transactions of LESCO and its affiliates or industry results or the benefits of the proposed merger to be materially different from any future results, performance, achievements or transactions expressed or implied by such forward-looking statements. Such risks, uncertainties and other factors relate to, among others, adoption of the merger agreement by the shareholders of LESCO and the satisfaction of closing conditions to the merger. In light of these risks, uncertainties and other factors, you are cautioned not to place undue reliance on these forward-looking statements. Other risks and uncertainties to which LESCO is subject and which could impact the forward-looking statements contained herein are included in its filings with the Securities and Exchange Commission (“SEC”). LESCO assumes no obligation to update or supplement forward-looking statements that become untrue because of subsequent events, except as required by law.
Additional Information and Where to Find It:
In connection with the proposed merger, a definitive proxy statement of LESCO and other materials have been filed with the SEC. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THE DEFINITIVE PROXY STATEMENT AND THESE OTHER MATERIALS CAREFULLY BECAUSE THEY CONTAIN IMPORTANT INFORMATION ABOUT LESCO AND THE PROPOSED MERGER. Investors and security holders can obtain free copies of the proxy statement as well as other filed documents containing information about LESCO at http://www.sec.gov, the SEC’s free website. Free copies of LESCO’s SEC filings are also available on its website, http://www.lesco.com.
Participants in the Solicitation:
LESCO and its executive officers and directors may be deemed, under SEC rules, to be participants in the solicitation of proxies from LESCO’s shareholders with respect to the proposed merger. INFORMATION REGARDING LESCO’S EXECUTIVE OFFICERS AND DIRECTORS IS SET FORTH IN THE COMPANY’S FORM 10-K FILED WITH THE SEC ON MARCH 16, 2007. More detailed information regarding the identity of potential participants, and their direct or indirect interest, by securities holdings or otherwise, is set forth in the proxy statement and other material filed with the SEC in connection with the proposed merger.